EXHIBIT 10.16


                              EMPLOYMENT AGREEMENT

         AGREEMENT between E. W. Blanch Holdings., Inc., a Delaware corporation (hereinafter called the "Company"), and Kaj Ahlmann (hereinafter called the "Employee").

         1. EFFECTIVE DATE. The effective date of this Agreement shall be November 24, 1999.

         2. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

         3. TERM. The term of this Agreement shall be from the effective date of this Agreement to March 31, 2004 and shall automatically renew for annual periods thereafter unless the Company gives notice of its intention not to renew, not less than 30 days prior to the end of the current annual period. This Agreement is also subject to early termination by the Company for "Cause."

         For purposes of this Agreement, the Company shall have Cause to terminate Employee's employment hereunder upon (a) any misrepresentation or concealment of a material fact for the purpose of securing this employment agreement; (b) theft, fraud, embezzlement, dishonesty, or other similar behavior by the Employee; (c) any material breach by the Employee of the terms of this Agreement; (d) any repeated or material neglect of duty or misconduct of the Employee in discharging any of his duties and responsibilities hereunder; (e) any conduct of the Employee which is materially detrimental or embarrassing to the Company, including but not limited to the Employee being convicted of a felony; and/or (f) any refusal or material or repeated failure by the Employee to comply with the policies, rules, and regulations of the Company. In the event that this Agreement shall be terminated for Cause, the Company shall continue to make payments hereunder for all services rendered by the Employee up to the date of termination but shall have no further obligations to make payments after that date.

            The Company may terminate the Employee's employment hereunder if (i) the Employee becomes disabled, as such term is defined in the group disability insurance policy of Employer or (ii) the Employee dies. In any such case, the Company shall have no further obligation or liability under this Agreement.

         4. COMPENSATION. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee at a salary rate of not less than $650,000.00 per year, payable in accordance with the Company's payroll practice as from time to time in effect.

         Employee will participate in the Company's bonus and incentive compensation plans as may exist from time to time at the discretion of the Company, subject to the eligibility and other provisions of those plans.

         5. DUTIES. The Employee is engaged as an executive of the Company and hereby promises to perform and discharge faithfully and efficiently the duties, which may be assigned to him from time to time. Employee will work out of Kansas City, Kansas and will not be expected to relocate to Dallas or elsewhere.

         6. EXTENT OF SERVICES. The Employee shall devote substantially his full time, attention and energies to the business of the Company and shall not during the term of this Agreement be engaged in any other substantial business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing his personal assets in businesses which do not compete with the Company in such form or manner as


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will not require any substantial services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and in which his participation is solely that of an investor and except that the Employee may purchase securities in any corporation whose securities are regularly traded, provided that such purchases shall not result in him collectively owning beneficially at any time more than 1% of any class of securities of any corporation engaged in a business competitive with that of the Company.

         7. COVENANTS NOT TO SOLICIT, COMPETE OR INTERFERE. For a period of two
(2) years from and after the termination of Employee's employment hereunder for any reason, other than a material breach by the Company hereunder, Employee will not, directly or indirectly, as a sole proprietor, member of a partnership, or stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, firm or corporation:

                  (a) Solicit or accept business (i) from any clients or prospects of the Company or its affiliates who were solicited or serviced directly by the Employee or where the Employee supervised, directly or indirectly, in whole or in part, the solicitation or service activities related to such clients or prospects or (ii) from any former client of the Company or its affiliates who was such within one (1) year prior to Employee's date of termination and who was solicited or serviced directly by the Employee or where the Employee supervised, directly or indirectly, in whole or in part, the solicitation or service activities related to such former client; or

                  (b) Solicit, or assist anyone else in the solicitation of, any of the Company's employees to terminate their employment with the Company and to become employed by any business enterprise with which the Employee may then be associated, affiliated, or connected; or

                  (c) Engage in the business of the type performed by the Company or its affiliates, including but not limited to reinsurance brokerage and related business. The geographic area encompassed by this restriction shall be the entire United States. Employee acknowledges that, in light of his senior management position within the Company, this is a reasonable and appropriate geographic restriction.

         As used in this paragraph 7 and in paragraph 8, "affiliate" shall mean any person, firm or corporation that, directly or indirectly, controls, is controlled by, or is under common control with, the Company, whether such control is through stock ownership, contract or otherwise, and shall expressly include the Company's predecessor, E. W. Blanch Co. Limited Partnership; and "prospect" shall mean any person or organization to whom a proposal for services was rendered by the Company or its affiliates during the 12-month period immediately preceding the Employee's date of termination; and "solicit" includes but is not limited to any contact or communication of any nature with a prospect or existing client for the purpose of or having the effect of maintaining or establishing goodwill as a basis for any present, future or expanded business, or otherwise furthering a business goal.

         It is the desire and intent of the parties that the provisions of this paragraph 7 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 7 shall be adjudicated to be invalid or unenforceable, this paragraph 7 shall be deemed amended to permit a court to modify the portion thus adjudicated to be invalid or unenforceable, so that this paragraph shall be legally


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enforceable to the full extent permitted in the law of the particular jurisdiction in which such adjudication is made.

         8. NONDISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that the Company's trade secrets and confidential or proprietary information, including such trade secrets or information as may exist from time to time, and information as to the identity of clients of the Company, reinsurance contract data and other similar items, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the duties of Employee hereunder. Employee will not, during or after the term hereof, in whole or in part, disclose such secrets or confidential or proprietary information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Employee make use of any such property for his own purposes or for the benefits of any person, firm, corporation or other entity (except the Company) under any circumstances, during or after the term hereof, provided that after the term hereof these restrictions shall not apply to such secrets or information which are then in the public domain (provided that Employee was not responsible, directly or indirectly, for such secrets or information entering the public domain without the Company's consent).

         9. INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of paragraphs 7 or 8 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach including recovery of and damages incurred by the Company and any profits made by Employee as a result of such breach or threatened breach. The Company shall be entitled to recovery of its legal fees and related costs in the event of a breach or threatened breach of this Agreement by Employee.

         10. EMPLOYEE BENEFITS. During the term of this Agreement, Employee shall participate in all employee benefit plans of the Company, subject to the eligibility, enrollment and other requirements of such plans.

         11. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail, return receipt requested, with first class postage prepaid, to his residence in the case of Employee and to its principal office in the case of the Company.

         12. BREACH, WAIVER OF BREACH. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

         13. GOVERNING LAW. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the substantive laws of the State of Texas (without regard to the conflict of laws rules or statutes of any jurisdiction), and any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Texas, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

         14. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Company and may be assigned, for all or any part of the term hereof, by the Company to an affiliate of the Company or to any corporation (i) which at the time controls the capital stock of the Company, (ii) which succeeds to substantially all the assets of the Company or (iii) the controlling capital stock of which is at the time


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owned by the Company; provided, however, that in the event of any transaction specified in (i), (ii) or (iii) above, the Company shall remain liable with respect to the obligations of the Company under this Agreement. In the event of such assignment, any and all references to the "Company" in other paragraphs of this Agreement shall be deemed to mean and include such assignee corporation.

         15. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with respect to employment. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         16. SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement, which by their express or implied terms extend beyond the termination of Employee's employment hereunder (including, without limitation, the provisions of paragraphs 7 and 8 relating to noncompetition and nondisclosure of information), shall continue in full force and effect notwithstanding Employee's termination of employment hereunder or the termination of this Agreement, respectively.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates below.


E. W. Blanch Holdings, Inc.
500 North Akard, Suite 4500
Dallas, TX  75201



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         Edgar W. Blanch, Jr., CEO                            Date



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         Kaj Ahlmann

         Address:

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